Exhibit 10.21

ADVANCEMENT AGREEMENT

This Advancement Agreement (this “Agreement”) is entered into as of [                    ], 2012 by and between Vantiv Holding, LLC, a Delaware limited liability company (“Holding”), and Vantiv, Inc., a Delaware corporation (“Vantiv”).

RECITALS

WHEREAS, in preparation for the initial public offering of shares of Vantiv, Vantiv and Holding are undergoing a recapitalization pursuant to which, among other things, (i) Vantiv will amend and restate its certificate of incorporation to authorize two classes of common stock, (ii) JPDN Enterprises, LLC will contribute its Class A Units and Class B Units of Holding to Vantiv in exchange for shares of Vantiv’s Class A Common Stock, (iii) Fifth Third Bank, a bank chartered in the State of Ohio (“FTB”), and its affiliate, FTPS Partners, LLC, a Delaware limited liability company (“FTPS Partners”), will receive a number of shares of Vantiv’s Class B Common Stock equal to the number of Class B units of Holding held by FTB or FTPS Partners, respectively, prior to the initial public offering, (iv) Vantiv, Holding, FTB and FTPS Partners will enter into an Exchange Agreement (the “Exchange Agreement”); and [(v) Transactive Ecommerce Solutions Inc. will merge with and into Vantiv (the transactions set forth in this paragraph are referred to collectively as the “Recapitalization”)].

WHEREAS, after giving effect to the Recapitalization, Vantiv will own [      ]% of the outstanding equity interests of Holding;

WHEREAS, in connection with the Recapitalization, Vantiv and Holding desire to enter into this Agreement in order to provide for the payment to or on behalf of Vantiv by Holding of certain expenses as provided herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the sufficiency of which is hereby confirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Expenses.

(a)                                 Holding shall, in consideration of the benefits received by Holding in connection with the Recapitalization, commencing on the date hereof and continuing for the term of this agreement as set forth in Section 2, pay to or on behalf of Vantiv any and all (i) reasonable customary fees and expenses incident to any public offering of shares of Vantiv pursuant to the Securities Act and the registration of Vantiv shares on any national securities exchange incurred by Vantiv, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, U.S. Financial Industry Regulatory Authority Inc. fees, exchange listing and ongoing fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and (to the extent required by the Registration Rights Agreement or any other registration rights agreement entered into after the date hereof) all fees and disbursements of legal counsel of any stockholders in the public offering, fees and disbursements of counsel for Vantiv and all independent certified public accountants and other Persons retained by Vantiv, and fees and expenses incurred by Vantiv pursuant to the underwriting agreement used in connection with the public offering (but not including any underwriting discounts or commissions attributable to the sale of shares of Class A Common Stock of Vantiv), (ii) reasonable customary corporate and administrative fees incurred by Vantiv from time to time, including fees and disbursements of all investment bankers, financial advisers, legal counsel, independent certified public accountants, consultants and other Persons retained by the Board of Directors of Vantiv or any committee thereof for Vantiv or any of its subsidiaries and fees associated with any filings with the Secretary of State of the State of Delaware (or any other Governmental Authority), payments or deductibles for insurance policies held by Vantiv, equity plan administrator fees, and legal and other fees associated with such corporate housekeeping or administrative matters, (iii) losses, fees and expenses incurred in connection with any Board-approved indemnification agreement by and between Vantiv and any director, officer or other employee of Vantiv or any of its subsidiaries, (iv) losses, claims, damages, liabilities and expenses due by Vantiv to any of its stockholders pursuant to indemnification obligations of Vantiv under the Registration Rights Agreement (but only to the extent that all such losses, claims, damages, liabilities and expenses required to be paid by Vantiv to certain of its stockholders under the Registration Rights Agreement are paid), (v) payments required to be made under the TRA relating to net operating losses and certain other tax attributes of National Processing Holdings, LLC (the “NPC TRA”), payments required to be made under any of the other TRAs that are not covered by the Quarterly Distributions (as such term is defined in the LLC Agreement) and payments required to be made by Vantiv under the Exchange Agreement and (vi) any franchise Taxes paid or payable by Vantiv arising solely as a result of Vantiv’s status as a corporation, and, for the avoidance of doubt, not arising in respect of income (collectively, the “Expenses”).

(b)                                 Vantiv shall submit to Holding (i) a written request specifying any particular Expenses as and when incurred by Vantiv and/or (ii) a written, intracompany invoice on a monthly basis specifying the Expenses incurred by Vantiv the preceding calendar month (any invoice specified in clauses (i) or (ii) is referred to as an “Invoice”).  If reasonably requested by Holding, Vantiv shall provide documentation evidencing the incurrence of any Expenses.  Holding shall pay to such third party or Vantiv, as applicable, by check or wire transfer of immediately available funds to an account specified by such third party or Vantiv, respectively, an amount equal to the aggregate Expenses identified on the applicable Invoice upon the earlier of the date such payment is due and payable to the applicable third party or 14 days following Holding’s receipt of such Invoice; provided, however, that Holding shall not be obligated to make any payment of Expenses to such third party or Vantiv unless and until any reasonably requested documentation evidencing the incurrence of Expenses has been provided to Holding.  To the extent that, subsequent to the payment of any Expenses by Holding pursuant to any Invoice, all or a portion of any Expense is reimbursed to Vantiv by a third party or is otherwise deemed not to have been incurred by Vantiv, then Vantiv shall immediately return such reimbursed or deemed amounts to Holding.  Vantiv’s failure to timely provide an Invoice or identify an Expense on an Invoice shall in no way limit Vantiv’s right to payment pursuant to this Agreement for such Expense.  Notwithstanding anything herein to the contrary, Holding shall have no obligation to make payment for any Expense except in accordance with the procedures set forth in this Section 1(b).

(c)                                  No payment of Expenses shall be made pursuant to Section 1(a)(v) of this Agreement in respect of any payments required to be made under the NPC TRA, any payments required to be made under any of the other TRAs that are not covered by the Quarterly Distributions (as such term is defined in the LLC Agreement) or any payments required to be made by Vantiv under the Exchange Agreement, except pursuant to a pro rata distribution to all unit holders of Holding.

2.                                      Term.  This Agreement shall continue in full force and effect until the earlier to occur of (i) 90 days from the date that Vantiv provides written notice of its desire to terminate the Agreement and (ii) the date of any merger of Vantiv and Holding or the dissolution or winding up of either Vantiv or Holding.  In the event of a termination of this Agreement, Holding shall pay Vantiv all unpaid Expenses incurred prior to the date of such termination.

3.                                      Definitions.  For purposes of this agreement, the following terms shall have the following meanings:

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court (including the Federal Communications Commission and applicable stock exchange(s)).

“Law” shall mean any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree, order or any other judicially enforceable legal requirement (including common law) of any Governmental Authority.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Holding, by and among Vantiv, FTB, FTPS Partners and Holding, dated the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, by and among Vantiv and certain stockholders thereof, dated as of the date hereof, as may be amended from time to time in accordance with its terms.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Taxes” shall mean any federal, state, local, territorial, provincial or foreign taxes imposts, levies or other like assessments of any kind whatsoever, including income, net income, gross receipts, windfall profits, value added, severance, real property, personal property, production, single business, unincorporated business, capital sales, use, stamp, duty, license, excise, franchise, payroll, employment, unemployment, occupation, premium, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, gains, withholding, social security (or similar), disability, workers compensation, ad valorem, replacement, transfer, registration, alternative or add-on minimum, estimated taxes, fees and charges together with any interest, additions, fines or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed and whether imposed by Law, contract or otherwise.

“TRAs” shall mean those certain Tax Receivable Agreements, dated as of the date hereof, by and between Vantiv and each of FTB, FTPS Partners, JPDN Enterprises, LLC and certain investment fund affiliates of Advent International Corporation that are stockholders of Vantiv, as such agreements may be amended from time to time in accordance with their terms.

4.                                      Assignment, etc.  Neither Vantiv nor Holding shall have the right to assign this Agreement.

5.                                      Amendments and Waivers.  This Agreement may be amended only by the written agreement of the parties hereto; it being understood that Holding may not consent to any amendment hereof without the consent of FTB so long as it or any of its Affiliates hold any Class B Units of Holding.  Any provision of this Agreement may only be waived by the party entitled to the benefits thereof; it being understood that Holding may not waive any provision hereof without the consent of the FTB so long as it or any of its Affiliates hold any Class B Units of Holding.  FTB shall be a third party beneficiary of this Agreement, including the previous two sentences, entitled to enforce the rights of Holding against Vantiv as if an original party hereto.  No waiver shall be effective unless in writing.  No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion.  No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

6.                                      Governing Law; Jurisdiction.

(a)                                 This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.

(b)                                 Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the United States District Court for the District of Delaware or any Delaware State court, in each case, sitting in the City of Wilmington, Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 8.

(c)                                  Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

7.                                      Entire Agreement.  This Agreement and the LLC Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior communication or agreement with respect thereto.

8.                                      Notice.  Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or email (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to Vantiv:	Vantiv, Inc.
8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
Attention: General Counsel

With a copy to:	Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Facsimile No.: (617) 772-8333
Attention: Marilyn French, Esq.

If to Holding:	c/o Vantiv, Inc.
8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
Attention: General Counsel

With a copy to:	Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Facsimile No.: (617) 772-8333
Attention: Marilyn French, Esq.

With a copy to:	Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH 45263

Facsimile No.: (513) 534-6757
Email: paul.reynolds@53.com
Attention: Paul Reynolds

With a copy to:		Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Facsimile No.: (212) 558- 3588
Email: korrya@sullcrom.com and gladina@sullcrom.com
	Attention:	Alexandra D. Korry, Esq. and
Andrew R. Gladin, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the, first business day thereafter and (z) two business days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

9.                                      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable to any extent, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, and such invalidity or unenforceability shall not affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.  A facsimile signature or signature transmitted by email or other electronic means shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

VANTIV HOLDING, LLC

Name:
Title:

Signature Page to Advancement Agreement

VANTIV, INC.

Name:
Title:

Signature Page to Advancement Agreement